SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            July 14, 1999

                      OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)
Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)     Identification Number)

5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (513) 574-3322
                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On July 14, 1999, the Registrant issued a press release announcing its second quarter and year-to-date 1999 earnings.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated July 14, 1999.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                             OHSL FINANCIAL CORP.



Date: July 20, 1999     By:   /S/ Charles F. Hertlein, Jr.
                                Charles F. Hertlein, Jr., Esq.
                                Attorney-in-fact for
                                Kenneth L. Hanauer
                                President and Chief
                                 Executive Officer


                              Exhibit 99.1

OHSL ANNOUNCES 2ND QUARTER AND YEAR-TO-DATE EARNINGS

CINCINNATI -- (BUSINESS WIRE) -- July 14, 1999--OHSL Financial
Corp. (NASDAQ: OHSL), the parent company of Oak Hills Savings and
Loan Company, F.A., today announced earnings for the three and six month periods ended June 30, 1999.

Net income for the three months ended June 30, 1999 totaled $614,000, an increase of $68,000 or 12.5% over the same period in 1998. Net interest income for the three months ended June 30, 1999 totaled $2,054,000, an increase of $204,000 or 11.0% over the net interest income for the same period in 1998. Non-interest income for the quarter ended June 30, 1999 totaled $160,000, a reduction of $21,000 when compared to the same period in 1998. Gains recorded from the origination of loans held for sale totaled only $20,000 in the second quarter of 1999 compared to $72,000 for the same period in 1998, while other components of non-interest income - including service charges, fee income and other income - increased by $31,000 over the same period in 1998. The reduction in gains on the origination of loans held for sale noted above was the result of reduced levels of loan sales in 1999 when compared to 1998. Non-interest expenses for the quarter ended June 30, 1999 totaled $1,277,000, an increase of $127,000 when compared to the same period in 1998.

Earnings per share for the three months ended June 30, 1999 totaled $0.25, an increase of $0.02 or 8.7% over the earnings per share of $0.23 reported for the same period in 1998.

Net income for the six months ended June 30, 1999 totaled
$1,197,000, an increase of $88,000 or 7.9% over the same period in 1998. Net interest income for the six months ended June 30, 1999 totaled $3,976,000 an increase of $237,000 or 6.3% over the same period in 1998.

OHSL's subsidiary, Oak Hills Savings and Loan Company, F.A., offers traditional community bank type services to its individual and business customers through its six offices located in western Hamilton County, Ohio, as well as mutual fund and annuity products through its affiliation with Cox Financial.

               OHSL FINANCIAL CORP.
                 (unaudited)
                                     Three months ended June 30:

CONSOLIDATED RESULTS OF OPERATIONS         1999      1998
                                           (000)     (000)
Interest income                            $5,016    $4,679
Interest expense                            2,962     2,829
  Net interest income                       2,054     1,850
Provision for loan losses                       4        10
  Net interest income after provision       2,050     1,840
Noninterest income                            160       181
Noninterest expense                         1,277     1,150
  Net income before tax provision             933       871
Provision for income taxes                    319       325
  Net income                                  614       546

EARNINGS PER SHARE                         $ 0.25    $ 0.23

DIVIDENDS PER SHARE                        $0.125    $0.125

BOOK VALUE PER SHARE (END OF PERIOD)       $11.26    $11.02


                                      Six months ended June 30:
CONSOLIDATED RESULTS OF OPERATIONS         1999      1998
                                           (000)     (000)
Interest income                            $9,754    $9.321
Interest expense                            5,778     5,582
  Net interest income                       3,976     3,739
Provision for loan losses                      11        17
  Net interest income after provision       3,965     3,722
Noninterest income                            331       359
Noninterest expense                         2,482     2,308
  Net income before tax provision           1,814     1,773
Provision for income taxes                    617       664
  Net income                                1,197     1,109

EARNINGS PER SHARE                         $ 0.49    $ 0.46

DIVIDENDS PER SHARE                        $ 0.25    $0.235







      CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (unaudited)
                                        June 30,    Dec. 31
                                        1999        1998
                                        (000)       (000)

Cash and cash equivalents               $ 2,613     $ 19,012
Investments - held to maturity            92,817      65,268
Investments - available for sale           9,367       9,372
Loans receivable                         170,578     164,595
Other assets                               8,456       8,929
                                        --------    --------
Total assets                            $283,831    $267,176
                                        --------    --------
                                        --------    --------

Deposits                                $211,007    $206,755
Advances from Federal Home Loan Bank      43,173      31,118
Other liabilities                          1,970       2,277
                                        --------    --------
Total liabilities                       $256,150    $240,150

Stockholders' equity                      27,681      27,026
                                        --------    --------
Total liabilities and equity            $283,831    $267,176
                                        --------    --------
                                        --------    --------


Contact: Patrick J. Condren, CFO & Treasurer of
         OHSL Financial Corp.
         at (513) 574-3322